EXHIBIT 99.1
Fastenal Company Reports 2019 First Quarter Earnings
WINONA, Minn., April 11, 2019 (GLOBE NEWSWIRE) -- Fastenal Company (Nasdaq:FAST), a leader in the wholesale distribution of industrial and construction supplies, today announced its financial results for the quarter ended March 31, 2019. Except for share and per share information, or as otherwise noted below, dollar amounts are stated in millions. Throughout this document, percentage and dollar calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
PERFORMANCE SUMMARY

	Three-month Period
	2019	2018	Change
Net sales	$1,309.3	1,185.8	10.4%
Business days	63	64
Daily sales	$20.8	18.5	12.2%
Gross profit	$624.7	577.6	8.2%
% of sales	47.7%	48.7%
Operating income	$261.4	234.5	11.4%
% of sales	20.0%	19.8%
Earnings before income taxes	$257.5	231.9	11.0%
% of sales	19.7%	19.6%
Net earnings	$194.1	174.3	11.4%
Diluted net earnings per share	$0.68	0.61	11.9%
Quarterly Results of Operations
Net sales increased $123.6, or 10.4%, in the first quarter of 2019 when compared to the first quarter of 2018. Due to the one fewer selling day in the current period, our daily sales increased 12.2% in the first quarter of 2019 when compared to the first quarter of 2018. This increase was driven by higher unit sales related primarily to continued strength in underlying market demand and contribution from our growth drivers, most notably industrial vending, Onsite locations, and construction. A lesser contributor to our sales growth in the first quarter of 2019 was higher product pricing as a result of increases implemented over the course of 2018 to mitigate the impacts of general and tariff-related inflation in the marketplace. These positive factors were slightly offset by adverse weather across many of our northern regions in both periods that created temporary disruptions in activity and reduced sales. Sales of our fastener products grew 11.8% on a daily basis over the first quarter of 2018 and represented 34.8% of sales in the first quarter of 2019. Sales of our non-fastener products grew 12.7% on a daily basis over the first quarter of 2018 and represented 65.2% of sales in the first quarter of 2019.
Our gross profit, as a percentage of net sales, declined 100 basis points to 47.7% in the first quarter of 2019 from 48.7% in the first quarter of 2018. The most significant factors behind the decline in our gross profit percentage in the period were the impacts of customer and product mix and net inflation on product margins, higher freight costs, and lower net rebates reflecting our inventory control programs. Relative to the fourth quarter of 2018, our first quarter of 2019 gross profit percentage was flat with lower freight costs offset by lower net rebates.
Our operating income, as a percentage of net sales, improved to 20.0% in the first quarter of 2019 from 19.8% in the first quarter of 2018. Our operating and administrative expenses (including the (gain) loss on sales of property and equipment), as a percentage of net sales, improved to 27.8% in the first quarter of 2019 compared to 28.9% in the first quarter of 2018. The primary reason for this improvement was our ability to leverage employee-related and occupancy-related expenses.
Employee-related expenses, which represent 65% to 70% of total operating and administrative expenses, increased 7.1% in the first quarter of 2019 when compared to the first quarter of 2018. The increase in employee-related expenses was mainly related to: (1) an increase of 6.2% in our full-time equivalent ('FTE') headcount, (2) moderate increases in hourly base wages, (3) higher bonuses and commissions due to growth in net sales and net earnings, and (4) higher profit sharing expense. Occupancy-related expenses, which represent 15% to 20% of total operating and administrative expenses, increased 2.3%. This was primarily due to an increase of 10.9% in expenses related to industrial vending equipment, as facility costs were essentially flat, with an increase in non-branch occupancy expenses being mostly offset by a decline in branch occupancy expenses. All other operating and administrative expenses, which represent 15% to 20% of total operating and administrative expenses, increased

4.9%. This was primarily due to (1) higher spending on information technology and (2) higher expenses related to legal settlements and a bad debt write-off. Selling-related transportation costs were roughly flat year over year.
Our net interest expense was $3.9 in the first quarter of 2019 compared to $2.7 in the first quarter of 2018. This increase was mainly caused by a higher average debt balance during the period and higher average interest rates.
We recorded income tax expense of $63.4 in the first quarter of 2019, or 24.6% of earnings before income taxes. Income tax expense was $57.6 in the first quarter of 2018, or 24.8% of earnings before income taxes. We continue to believe our ongoing tax rate, absent any discrete tax items, will be in the 24.5% to 25.0% range.

Our net earnings during the first quarter of 2019 were $194.1, an increase of 11.4% when compared to the first quarter of 2018. Our diluted net earnings per share were $0.68 during the first quarter of 2019 compared to $0.61 during the first quarter of 2018, an increase of 11.9%.
Growth Driver Performance
We signed 5,603 industrial vending devices during the first quarter of 2019. Our installed device count on March 31, 2019 was 83,410, an increase of 13.4% over March 31, 2018. Sales through our vending devices grew at a high-teens pace in the first quarter of 2019 over the first quarter of 2018 due primarily to the increase in the installed base. These device counts do not include slightly more than 15,000 vending devices deployed as part of a lease locker program. Our goal for vending device signings in 2019 remains 23,000 to 25,000 units.
We signed 105 new Onsite locations (defined as dedicated sales and service provided from within, or in close proximity to, the customer's facility) during the first quarter of 2019. We had 945 active sites on March 31, 2019, which represented an increase of 39.4% from March 31, 2018. Sales through our Onsite locations, excluding sales transferred from branches to new Onsites, grew at a better than 20% pace in the first quarter of 2019 over the first quarter of 2018. Our goal for Onsite signings in 2019 remains 375 to 400.
We signed 59 new national account contracts (defined as new customer accounts with a multi-site contract) in the first quarter of 2019, and revenues attributable to national account customers represented 52.7% of our total revenues in the period. Daily sales to our national account customers grew 16.9% in the first quarter of 2019 over the first quarter of 2018.
Balance Sheet and Cash Flow
Effective January 1, 2019, we adopted the Financial Accounting Standards Board Accounting Standards Update 2016-02, Leases, which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous guidance. We have recorded operating lease right-of-use assets and operating lease liabilities and presented these values separately on our Condensed Consolidated Balance Sheet as of March 31, 2019. The adoption of this standard did not have a material impact on our Condensed Consolidated Statement of Earnings or Condensed Consolidated Statement of Cash Flows for the three-month period ended March 31, 2019.
We produced operating cash flow of $204.9 in the first quarter of 2019, an increase of 28.3% from the first quarter of 2018, representing 105.6% of the period's net earnings versus 91.6% in the first quarter of 2018. The increase in our operating cash flow as a percentage of net earnings largely reflects higher net earnings and a reduced drag from working capital investment than was experienced in the first quarter of 2018. Our investment in property and equipment, net of proceeds from sales, was $52.8 in the first quarter of 2019 compared to $28.8 in the first quarter of 2018. This increase was a result of greater spending to develop or expand certain of our distribution center assets as well as to purchase vending equipment to support our growth. We continue to expect our net capital expenditures in 2019 to be within a range of $195.0 to $225.0, growth from 2018 of between $28.2 and $58.2, and 16.9% and 34.9%. This increase is a result of higher spending for property and equipment to expand our hub capacity, vending devices, and hub vehicles, with our investments in hub capacity likely to be the primary determinant of where we fall within our range.
We returned $123.0 in dividends to our shareholders in the first quarter of 2019, compared to $106.4 in dividends in the first quarter of 2018. We did not repurchase any of our common stock in either period.
Total debt on our balance sheet was $489.0 at the end of the first quarter of 2019, or 16.9% of total capital (the sum of stockholders' equity and total debt). This compares to $405.0, or 15.7% of total capital, at the end of the first quarter of 2018.
Accounts receivable were $793.0 at the end of the first quarter of 2019, an increase of $104.4, or 15.2%, over the first quarter of 2018. This partly reflects strong sales growth, including relatively stronger growth in our national accounts and international businesses, each of which tend to have longer payment terms than our business as a whole. It also reflects the continued impact of the timing of customers' payments late in the quarter, a trend that began in the fourth quarter of 2017 and has intensified since that time period. Based on the aging of our receivables, there has been no erosion in the quality of our receivables. Inventories were $1,293.9 at the end of the first quarter of 2019, an increase of $159.0, or 14.0%, over the first quarter of 2018. We continue to see an increase in inventory related to healthy business activity, large increases in the number of installed vending devices and active Onsite locations, and inflation and tariffs. These factors were partly offset by lower purchasing as a result of our working through foreign-sourced inventory that had been accelerated into the United States in the fourth quarter of 2018 and programs intended to improve our inventory efficiency. Accounts payable were $183.9 at the end of the first quarter of 2019, an increase of $35.8, or 24.2%, from the end of the first quarter of 2018, driven by an increase in inventory demand due to sales growth.
Additional Information
The table below summarizes our total and FTE (based on 40 hours per week) employee headcount, our investments in in-market locations (defined as the sum of the total number of public branch locations and the total number of active Onsite locations), and industrial vending devices at the end of the periods presented and the percentage change compared to the end of the prior periods.

			Change Since:		Change Since:
	Q1 2019	Q4 2018 (1)	Q4 2018	Q1 2018	Q1 2018
In-market locations - absolute employee headcount	14,336	14,015	2.3%	13,745	4.3%
In-market locations - FTE employee headcount	12,482	12,211	2.2%	11,878	5.1%
Total absolute employee headcount	22,205	21,644	2.6%	21,002	5.7%
Total FTE employee headcount	19,125	18,704	2.3%	18,004	6.2%

Number of public branch locations	2,187	2,227	-1.8%	2,329	-6.1%
Number of active Onsite locations	945	894	5.7%	678	39.4%
Number of in-market locations	3,132	3,121	0.4%	3,007	4.2%
Industrial vending devices (installed device count) (2)	83,410	81,137	2.8%	73,561	13.4%
Ratio of industrial vending devices to in-market locations	27:1	26:1		24:1
(1) In materials released on January 17, 2019 related to our fourth quarter and full year 2018 earnings results, we undercounted our total employees by 25. We corrected this in the table above.
(2) This number primarily represents devices which principally dispense product and produce product revenues, and excludes slightly more than 15,000 devices that are part of a locker lease program where the devices are principally used for the check-in/check-out of equipment.

During the last twelve months, we increased our absolute employee headcount by 591 people in our in-market locations and 1,203 people in total. The increase is mostly a function of additions we have made to support customer growth in the field as well as investments in our growth drivers.
We opened three branches in the first quarter of 2019 and closed 42 branches. One branch was converted from a public branch to a non-public location. We activated 66 Onsite locations in the first quarter of 2019 and closed 15. Our in-market network forms the foundation of our business strategy, and we will continue to open or close locations as is deemed necessary to sustain and improve our network, support our growth drivers, and manage our operating expenses.

CONFERENCE CALL TO DISCUSS QUARTERLY RESULTS
As we previously disclosed, we will host a conference call today to review the quarterly results, as well as current operations. This conference call will be broadcast live over the Internet at 9:00 a.m., central time. To access the webcast, please go to the Fastenal Company Investor Relations Website at https://investor.fastenal.com/events.cfm.
ADDITIONAL MONTHLY AND QUARTERLY INFORMATION
We publish on the 'Investor Relations' page of our website at www.fastenal.com both our monthly consolidated net sales information and the presentation for our quarterly conference call (which includes information, supplemental to that contained in our earnings announcement, regarding results for the quarter). We expect to publish the consolidated net sales information for each month, other than the third month of a quarter, at 6:00 a.m., central time, on the fourth business day of the following month. We expect to publish the consolidated net sales information for the third month of each quarter and the conference call presentation for each quarter at 6:00 a.m., central time, on the date our earnings announcement for such quarter is publicly released.
ANNUAL MEETING OF SHAREHOLDERS WEBCAST
On Tuesday, April 23, 2019, we will be holding our annual meeting of shareholders at 1858 Service Drive, Winona, Minnesota. The meeting will be webcast from 10:00 a.m., central time, until the conclusion of the meeting. To access the webcast, please go to the Fastenal Company Investor Relations Website at https://investor.fastenal.com/events.cfm.
FORWARD LOOKING STATEMENTS
Certain statements contained in this document do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' that provide current expectations or forecasts of future events. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of terminology such as anticipate, believe, should, estimate, expect, intend, may, will, plan, goal, project, hope, trend, target, opportunity, and similar words or expressions, or by references to typical outcomes. Any statement that is not a historical fact, including estimates, projections, future trends, and the outcome of events that have not yet occurred, is a forward-looking statement. Our forward-looking statements generally relate to our expectations regarding the business environment in which we operate, our projections of future performance, our perceived marketplace opportunities, our strategies, goals, mission, and vision, and our expectations about future capital expenditures, and Onsite and industrial vending signings. You should understand that forward-looking statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Factors that could cause our actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those detailed in our most recent annual and quarterly reports. Each forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect events or circumstances arising after such date. FAST-E

FASTENAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in millions except share information)

	(Unaudited)
Assets	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$185.4	167.2
Trade accounts receivable, net of allowance for doubtful accounts of $11.8 and $12.8, respectively	793.0	714.3
Inventories	1,293.9	1,278.7
Prepaid income taxes	—	9.0
Other current assets	116.9	147.0
Total current assets	2,389.2	2,316.2

Property and equipment, net	943.3	924.8
Operating lease right-of-use assets	220.9	—
Other assets	98.4	80.5

Total assets	$3,651.8	3,321.5

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$4.4	3.0
Accounts payable	183.9	193.6
Accrued expenses	232.8	240.8
Current portion of operating lease liabilities	91.8	—
Income taxes payable	41.7	—
Total current liabilities	554.6	437.4

Long-term debt	484.6	497.0
Operating lease liabilities	130.4	—
Deferred income taxes	85.0	84.4

Stockholders' equity:
Preferred stock: $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock: $0.01 par value, 400,000,000 shares authorized, 286,265,537 and 285,901,919 shares issued and outstanding, respectively	2.9	2.9
Additional paid-in capital	22.7	3.0
Retained earnings	2,412.7	2,341.6
Accumulated other comprehensive loss	(41.1)	(44.8)
Total stockholders' equity	2,397.2	2,302.7

Total liabilities and stockholders' equity	$3,651.8	3,321.5

FASTENAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(Amounts in millions except earnings per share)

	(Unaudited)
	Three Months Ended March 31,
	2019	2018
Net sales	$1,309.3	1,185.8

Cost of sales	684.6	608.2
Gross profit	624.7	577.6

Operating and administrative expenses	363.6	342.7
(Gain) loss on sale of property and equipment	(0.3)	0.4
Operating income	261.4	234.5

Interest income	0.1	0.1
Interest expense	(4.0)	(2.7)

Earnings before income taxes	257.5	231.9

Income tax expense	63.4	57.6

Net earnings	$194.1	174.3

Basic net earnings per share	$0.68	0.61

Diluted net earnings per share	$0.68	0.61

Basic weighted average shares outstanding	286.1	287.6

Diluted weighted average shares outstanding	286.5	287.9

FASTENAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
	(Unaudited)
	Three Months Ended March 31,
	2019	2018

Cash flows from operating activities:
Net earnings	$194.1	174.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property and equipment	35.4	32.4
(Gain) loss on sale of property and equipment	(0.3)	0.4
Bad debt expense	2.0	1.3
Deferred income taxes	0.6	12.1
Stock-based compensation	1.6	1.4
Amortization of intangible assets	1.0	1.0
Changes in operating assets and liabilities:
Trade accounts receivable	(79.5)	(82.4)
Inventories	(13.5)	(41.2)
Other current assets	30.1	18.4
Accounts payable	(9.7)	0.6
Accrued expenses	(8.0)	5.7
Income taxes	50.7	35.6
Other	0.4	0.1
Net cash provided by operating activities	204.9	159.7

Cash flows from investing activities:
Purchases of property and equipment	(54.4)	(31.5)
Proceeds from sale of property and equipment	1.6	2.7
Other	0.1	(0.1)
Net cash used in investing activities	(52.7)	(28.9)

Cash flows from financing activities:
Proceeds from debt obligations	210.0	180.0
Payments against debt obligations	(240.0)	(190.0)
Proceeds from exercise of stock options	18.1	3.8
Payments of dividends	(123.0)	(106.4)
Net cash used in financing activities	(134.9)	(112.6)

Effect of exchange rate changes on cash and cash equivalents	0.9	2.0

Net increase in cash and cash equivalents	18.2	20.2

Cash and cash equivalents at beginning of period	167.2	116.9
Cash and cash equivalents at end of period	$185.4	137.1

Supplemental disclosure of cash flow information:
Cash paid for interest	$4.0	2.7
Net cash paid for income taxes	$11.7	9.6

CONTACT:	Ellen Stolts
Financial Reporting & Regulatory Compliance Manager
507-313-7282